UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2006
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction	1-5740	95-2039518
of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3050 East Hillcrest Drive
Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)
(805) 446-4800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
Asset Purchase Agreement
     On October 19, 2006, Diodes Incorporated (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) and an amendment to the Asset Purchase Agreement (the “Amendment”) with APD Semiconductor Inc., a California corporation (“APD”), and APD Semiconductor (Asia) Inc., a Cayman Islands corporation.
     The following description of the Asset Purchase Agreement (and the exhibits thereto), as amended, does not purport to be complete and is qualified in its entirety by reference to the copy of the Asset Purchase Agreement (and the exhibits thereto) and the Amendment which are filed as Exhibit 2.1 and Exhibit 2.2 to this Report, respectively, and are incorporated herein by this reference.
     Under the Asset Purchase Agreement, the Company will purchase from APD all assets used in connection with the business of APD, except for certain Excluded Assets (as defined in the Asset Purchase Agreement) (the “Assets”), free and clear of all Encumbrances (as defined in the Asset Purchase Agreement), and will assume certain Assumed Liabilities (as defined in the Asset Purchase Agreement). The purchase price consists of approximately U.S. $8 million (subject to a working capital adjustment), together with a potential earnout.
     The Asset Purchase Agreement contains customary representations and warranties. The representations and warranties have been made solely for the benefit of the parties to the Asset Purchase Agreement and should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules, (ii) are subject to the materiality standards set forth in the Asset Purchase Agreement, which may differ from what may be considered to be material by investors, and (iii) were made only as of the date of the Asset Purchase Agreement or such other date as specified in the Asset Purchase Agreement.
     The Asset Purchase Agreement provides for the Company to be indemnified by APD, subject to certain exceptions and limitations, for losses resulting from the breach of the representations, warranties and covenants of APD, any liability other than Assumed Liabilities (as defined in the Asset Purchase Agreement) and certain tax liabilities. The Asset Purchase Agreement also provides for APD to be indemnified by the Company, subject to certain exceptions and limitations, for losses resulting from the breach of the representations, warranties and covenants of the Company and for any losses arising from the Assumed Liabilities. The obligations of the Company and APD to complete the purchase and sale of the Assets is subject to customary conditions. Any party may terminate the Asset Purchase Agreement if the closing has not occurred on or before December 31, 2006.
     The Asset Purchase Agreement provides that APD will agree not to develop, manufacture or sell any product (except as permitted by the License Agreement) which is the same or substantially equivalent to or competitive with any product now manufactured or sold or under development by APD or any product the Company may introduce which uses or is based upon the Intellectual Property (as defined in the Asset Purchase Agreement) of APD purchased by the Company, for a period of two years after the closing. In addition, from the Closing Date (as defined in the Asset Purchase Agreement) to the second anniversary of the Closing Date, the Company will not sell any 500v+ rectifier product, the sale of which by the Company would infringe upon the Patents but for the assignment of the Patents as provided in the Asset Purchase Agreement.
License Agreement
     Concurrent with the closing of the purchase and sale of the Assets, the Company will enter into a license agreement (the “License Agreement”) with APD, or its assignee (which is controlled by a majority of the current shareholders of APD) (the “Licensee”), pursuant to which the Company will grant to the Licensee a non-exclusive license until the second anniversary of the Closing Date to develop (but not to manufacture for sale) 500v+ rectifier products which include or are based upon certain Patents (as defined in the License Agreement) of APD purchased by the Company, or the use, manufacture, or sale of which by the Licensee would infringe upon any of the Patents, but for the license. At any time before the second anniversary of the Closing Date, the Licensee will have the right to acquire a license to manufacture for sale 500v+ rectifier products based upon the Patents. During the five year period commencing on the Closing Date, the Company will have the right to acquire all or substantially all of the assets of the Licensee at their appraised value. A copy of the proposed License Agreement is attached as Exhibit A to the Asset Purchase Agreement.
Item 7.01. Regulation FD Disclosure.
     On October 24, 2006, the Company issued a press release announcing the execution of the Asset Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Report.
     The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.
Cautionary Information Regarding Forward-Looking Statements
     Except for the historical and factual information contained in the press release attached as Exhibit 99.1, the matters set forth in the press release (including statements as to: the expected benefits of the acquisition, including the acquisition being accretive to the Company’s 2007 earnings; the efficiencies, cost savings, market profile, financial strength, competitive ability and position of the Company after the acquisition; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk that APD’s business will not be integrated successfully into the Company’s; the risk that the expected benefits of the acquisition may not be realized, including the realization of the accretive effect of the acquisition; and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in the Company’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

2.1*	Asset Purchase Agreement dated as of October 18, 2006, by and among DII Taiwan Corporation Ltd., APD Semiconductor, Inc. and Certain Shareholders Thereof, and entered into by the parties on October 19, 2006.

2.2	Amendment to the Asset Purchase Agreement, dated October 18, 2006, by and among Diodes Incorporated, DII Taiwan Corporation Ltd., APD Semiconductor, Inc. and APD Semiconductor (Asia) Inc., and entered into by the parties on October 19, 2006.

99.1	Press release dated October 24, 2006 entitled: “Diodes Incorporated Signs Agreement to Acquire APD Semiconductor.”

*	Confidential treatment has been requested with respect to the omitted portions of this Exhibit, which portions have been filed separately with the Securities and Exchange Commission. Certain schedules have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company agrees to furnish the SEC, supplementally, with a copy of any omitted schedule upon request.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED
Date: October 24, 2006	By	/s/ Carl C. Wertz
Carl C. Wertz,
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1*	Asset Purchase Agreement dated as of October 18, 2006, by and among DII Taiwan Corporation Ltd., APD Semiconductor, Inc. and Certain Shareholders Thereof, and entered into by the parties on October 19, 2006.

2.2	Amendment to the Asset Purchase Agreement, dated October 18, 2006, by and among Diodes Incorporated, DII Taiwan Corporation Ltd., APD Semiconductor, Inc. and APD Semiconductor (Asia) Inc., and entered into by the parties on October 19, 2006.

99.1	Press release dated October 24, 2006 entitled: “Diodes Incorporated Signs Agreement to Acquire APD Semiconductor.”

*	Confidential treatment has been requested with respect to the omitted portions of this Exhibit, which portions have been filed separately with the Securities and Exchange Commission. Certain schedules have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company agrees to furnish the SEC, supplementally, with a copy of any omitted schedule upon request.